SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the amendment to the statement on Registration Form S-1 of Gelia Group Corp., of our report dated January 10, 2013 on our audit of the financial statements of Gelia Group Corp. as of October 31, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from inception on August 20, 2012 and through October 31, 2012, and the reference to us under the caption "Experts."

Seale & Beers CPAs

Seale and Beers, CPAs
Las Vegas, Nevada
March 22, 2013